EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Maverick Tube Corporation 1999 Director Stock Option Plan of our reports dated October 29, 1999, with respect to the consolidated financial statements of Maverick Tube Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                       /s/   Ernst & Young LLP


St. Louis, Missouri
February 14, 2000